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                                                                EXHIBIT NO. 10.5

                   [LETTERHEAD OF ULTIMATE ELECTRONICS, INC.]



                                       September 24, 1999



Mr. William J. Pearse
1913 Montane Drive East
Golden, CO  80401


Dear Mr. Pearse:

         Ultimate Electronics, Inc. (the "Company") and you are parties to an Underwriting Agreement dated __________, 1999 (the "Underwriting Agreement"), pursuant to which the Company and you are selling to Banc of America Securities LLC, and U.S. Bancorp Piper Jaffray Inc. (collectively, the "Underwriters") 2,000,000 and 125,000 shares, respectively, of the Company's common stock, $.01 par value per share, plus, if so elected by the Underwriters, up to an additional 337,500 shares, from the Company to cover over-allotments (the "Shares"). In the Underwriting Agreement, the Company and you have jointly and severally agreed to indemnify the Underwriters against certain losses incurred in connection with the offer and sale of the Shares, subject to the terms and conditions set forth therein. By this letter, the Company agrees to indemnify you from and against liabilities that you may incur pursuant to the Underwriting Agreement, as set forth below. Capitalized terms used herein and not defined herein have the meanings therefor set forth in the Underwriting Agreement.

         The Company agrees to indemnify you and hold you harmless from and against any and all losses, claims, damages, liabilities or expenses incurred by you pursuant to the Underwriting Agreement, except insofar as such losses, claims, damages, liabilities or expenses result from information relating to you furnished in writing to the Company by you or on your behalf expressly for use therein.

         The Company and you agree that the indemnification procedures set forth in the Underwriting Agreement, including those relating to notice and assumption of defense, shall also govern the indemnity provided for herein.


                                       ULTIMATE ELECTRONICS, INC.


                                       By: ________________________________
                                           Alan E. Kessock
                                           Senior Vice President Finance

AGREED AND ACCEPTED:


- ---------------------------------
William J. Pearse